                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             PORTAL SOFTWARE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                  Registrant
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                             PORTAL SOFTWARE, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 18, 2001

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Portal Software, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 18, 2001 at 10:00 a.m. at The Hilton Garden Inn Cupertino, 10741 North Wolfe Road, Cupertino, CA 95014, for the following purposes:

  1. To elect two Class II directors to serve a three-year term expiring upon the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 31, 2002;

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on May 25, 2001 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage prepaid envelope provided for that purpose. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares are voted. You may revoke your proxy at any time prior to the Annual Meeting. Any stockholder attending the meeting may vote in person even if he or she returned a Proxy.

                                          By Order of the Board of Directors

                                          Mitchell L. Gaynor
                                          Vice President, General Counsel, and
                                           Secretary

Cupertino, California
June 1, 2001

                             PORTAL SOFTWARE, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

              INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Portal Software, Inc. (the "Company" or "Portal"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, July 18, 2001 at 10:00 a.m. at The Hilton Garden Inn Cupertino, 10741 North Wolfe Road, Cupertino, CA 95014, or any adjournment or adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company's principal executive offices are located at 10200 South De Anza Boulevard, Cupertino, California 95014, and its telephone number at that location is (408) 572-2000.

   These Proxy materials were mailed to stockholders on or about June 1, 2001.

Record Date; Outstanding Shares

   Only stockholders of record at the close of business on May 25, 2001 (the "Record Date") are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company on the Record Date consisted of 171,754,229 shares of Common Stock. No shares of Preferred Stock are outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company. The closing market price of the Company's Common Stock on the Nasdaq National Market on May 25, 2001 was $6.250 per share.

Voting and Revocability of Proxies

   If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR approval of Proposal 2 described in this Proxy Statement. The enclosed Proxy is revocable at any time before its use by delivery to the Company of a written notice of revocation or a duly executed Proxy bearing a later date. If a person who has executed and returned a Proxy is present at the meeting and wishes to vote in person, he or she may elect to do so; and any such vote in person will automatically revoke the power of the proxy holders to vote his or her Proxy.

Voting and Solicitation

   Each share of Common Stock issued and outstanding as of the Record Date shall have one vote on each of the matters presented herein. Stockholders do not have the right to cumulate votes in the election of directors. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "For", "Against" or "Withheld From" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions and broker non-votes also will be counted by the Company as present at the meeting for purposes of determining the presence of a quorum. Abstentions will be counted by the Company in determining the total number of Votes Cast with respect to a proposal (other than the election of directors) and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be counted in determining the number of Votes Cast with respect to a proposal and, therefore, will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

   The cost of soliciting Proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone, electronic mail or facsimile. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's Annual Meeting of Stockholders to be held in 2002 must be received by the Company no later than February 1, 2002 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

   In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote for or against any stockholder proposal presented at that meeting, unless the Company receives notice of that proposal not later than April 16, 2002.

Share Ownership by Principal Stockholders and Management

   The following table sets forth the beneficial ownership of Common Stock of the Company as of April 30, 2001 as to (a) each current director and nominee for director; (b) each executive officer and former executive officer named in the Summary Compensation Table (hereafter referred to as the "named executive officers"); (c) all current directors and executive officers as a group; and
(d) each person known to the Company to beneficially own at that time more than 5% of the outstanding shares of Portal's Common Stock. Unless otherwise specified, the address of each beneficial owner is 10200 South De Anza Boulevard, Cupertino, California 95014.

                                                         Shares    Approximate
                                                      Beneficially Percent of
              Name of Beneficial Owner                 Owned (1)   Class Owned
              ------------------------                ------------ -----------
John E. Little (2)...................................  34,209,249     19.9%
David S. Labuda (3)..................................  11,002,094      6.4%
Jack L. Acosta (4)...................................   1,078,322        *
Kevin P. Mosher (5)..................................   1,527,743        *
Arthur C. Patterson (6)..............................   5,048,930      2.9%
David C. Peterschmidt (7)............................     314,334        *
Michael E. Regan (8).................................     437,594        *
Steven R. Sommer (9).................................   1,466,126        *
Robert P. Wayman (10)................................      53,999        *
Lewis O. Wilks (11)..................................       3,999        *
Edward J. Zander (12)................................     470,452        *
All current executive officers and directors as a
 group (14 persons) (13).............................  56,075,149     32.2%

--------
  *Less than one percent.

 (1) The table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated, each of the stockholders named in the table has sole voting and investment power with respect to all securities shown as beneficially owned, subject to community property laws where applicable and to the information contained in the footnotes to the table.

 (2) Represents 34,019,253 shares held in trust by Mr. Little and includes 189,996 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

 (3) Includes 95,580 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001. Includes one share held directly by Mr. Labuda. Also includes 8,985,141 shares held in trust by Mr. Labuda as trustee of the David S. Labuda Separate Property Trust U/D/T dated December 30, 1998. Also includes 1,083,292 shares held in trust by Mr. Labuda and Cindy A. Labuda, Mr. Labuda's wife, as trustees of the Labuda Community Trust U/D/T dated December 30, 1998. Also includes 375,772 shares of common stock held by Cindy A. Labuda, trustee of the Cindy A. Labuda Separate Property Trust U/D/T dated December 30, 1998 and 280,000 shares held in the name of the Kira Anne Labuda Trust dated 12/31/97. Also includes 45,577 shares held in the name of the Paige Elyse Labuda Trust dated 12/28/00. Also includes 45,577 shares held in the name of the Chad Austin Labuda Trust dated 12/28/00. Also includes 45,577 shares held in the name of the Evan Pierce Labuda Trust dated 12/28/00. Also includes 45,577 shares held in the name of the Trevor Lee Labuda Trust dated 12/28/00. Mr. Labuda disclaims beneficial ownership of all of these latter 838,080 shares.

 (4) Includes 1,072,249 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

 (5) Includes 499,741 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

 (6) Represents 456,629 shares held by Accel Internet/Strategic Technology Fund L.P., 202,950 shares held by Accel Investors "96 L.P., 67,648 shares held by Accel Keiretsu V L.P., 7,332 shares held by Accel Keiretsu V Associates L.L.C., 3,407,813 shares held by Accel V L.P., 689 shares held by Accel Investors '99(C) L.P., 517,712 shares held by ACP Family Partnership L.P. and 210,132 shares held by Ellmore C. Patterson Partners. Mr. Patterson is a managing member of Accel Internet/Strategic Technology Fund Associates L.L.C., (the general partner of Accel Internet/Strategic Technology Fund L.P.), Accel Keiretsu V Associates L.L.C. (the general partner of Accel Keiretsu V L.P.), and Accel V Associates L.L.C. (the general partner of Accel V L.P.). Mr. Patterson is the General Partner of Accel Investors '96 L.P., Accel Investors '99(C) L.P., Accel Family Partnership L.P. and Ellmore C. Patterson Partners and is also a director of Portal. However, Mr. Patterson disclaims beneficial ownership of all these shares, except to the extent of his pecuniary interest in the entities affiliated with Accel Partners. Also includes 154,121 shares held directly by Mr. Patterson. Also includes 12,000 shares subject to options that are currently exercisable by Mr. Patterson or will become exercisable within 60 days after April 30, 2001. Also includes 11,904 shares held in the name of Mr. Patterson's minor children. Mr. Patterson disclaims beneficial ownership of these latter 11,904 shares.

 (7) Includes 62,500 shares of common stock subject to Portal's right of repurchase as of the date 60 days after April 30, 2001. This repurchase right lapses with respect to 6,250 shares per month. Includes 12,000 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

 (8) Includes 437,248 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

 (9) Includes 75,000 shares held in trust for Allison Sommer, 75,000 shares held in trust for Julia Sommer and 75,000 shares held in trust for Rachel Sommer. Mr. Sommer disclaims beneficial ownership of all of these 225,000 shares. Includes 44,992 shares of common stock subject to Portal's right of repurchase as of the date 60 days after April 30, 2000. This repurchase right lapses with respect to 44,991 shares per month. Includes 136,736 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

(10) Includes 53,999 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

(11) Includes 3,999 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

(12) Includes 19,448 shares of common stock which are subject to Portal's right of repurchase as of the date 60 days after April 30, 2000. Such repurchase right lapses as to 9,722 shares per month. Includes 12,000 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

(13) Includes 187,443 shares of common stock subject to Portal's right of repurchase as of the date 60 days after April 30, 2001 and 2,804,677 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2001.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

Directors

   The Company currently has six directors divided among three classes as follows: Class I-- Arthur Patterson and Robert Wayman; Class II-- Edward Zander and Lewis Wilks; and Class III-- John Little and David Peterschmidt. On September 15, 2000, the Board of Directors elected Robert Wayman as a Class I director to hold office until the annual meeting of stockholders in 2003. On February 13, 2001, the Board of Directors increased the number of authorized directors to six and elected Lewis Wilks as a Class II director to hold office until the annual meeting of stockholders in 2001.

   Two Class II directors are to be elected at the Annual Meeting for a three-year term ending at the annual meeting of stockholders in 2004. The Board has nominated Edward Zander and Lewis Wilks for election as the Class II directors. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for Mr. Zander and for Mr. Wilks. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The Company is not aware of any reason that Mr. Zander or Mr. Wilks will be unable or will decline to serve as a director. Under the Company's Bylaws, stockholders may nominate other individuals for election as directors only if the proposed nomination is set forth in a written notice to the Company's Secretary that complies with certain requirements described below under the caption "Other Matters".

   Certain information regarding the nominees and the incumbent members of the Board whose terms will continue after the Annual Meeting is set forth below:

                                                                         Current
                                                                          Term
                      Name of Director or Nominee                    Age Expires
                      ---------------------------                    --- -------
   John E. Little...................................................  43  2002
   Arthur C. Patterson..............................................  57  2003
   David C. Peterschmidt............................................  53  2002
   Robert P. Wayman.................................................  55  2003
   Lewis O. Wilks...................................................  47  2001
   Edward J. Zander.................................................  54  2001

   John E. Little. Mr. Little founded Portal in March 1985 based on his vision of an integrated business infrastructure for the emerging global networks. He has been Chief Executive Officer and a Director since its inception. In addition, Mr. Little served as President from inception to March 1996 and has served as President since November 1996. Prior to founding Portal, Mr. Little was an independent consultant for a number of companies including Knight-Ridder Inc., AT&T Corp., Raytheon Company, Dow Jones News Retrieval, a subsidiary of Dow Jones & Company, Inc., Victor Company of Japan (JVC) and Sun Microsystems, Inc.

   Arthur C. Patterson. Mr. Patterson has been a Director of Portal since March 1996. Mr. Patterson is a founder and General Partner of Accel Partners, a venture capital firm. Mr. Patterson invests in enterprise software and communications services companies. Mr. Patterson also serves as a director of Actuate Software Corporation, an enterprise reporting software company as well as several private enterprise software and communications companies.

   David C. Peterschmidt. Mr. Peterschmidt has served as a Director of Portal since April 1998. Mr. Peterschmidt has been President, Chief Executive Officer and a Director of Inktomi Corporation, an internet search engine company, since July 1996. He was appointed Chairman of the Board of Directors of Inktomi in December 1997. From 1991 through June 1996, he served as Chief Operating Officer and Executive Vice President of Sybase, Inc., an enterprise client/server software company. Mr. Peterschmidt also served as a Captain in the United States Air Force for nine years, where he was Lead Contract Negotiator on Rockwell International's B1 Bomber Program.

   Robert P. Wayman. Mr. Wayman has served as a Director of Portal since September 2000. Mr. Wayman has served as Executive Vice President, Finance and Administration and Chief Financial Officer of Hewlett-Packard Company since 1992. From 1987 to 1992, Mr. Wayman served as Senior Vice President, Finance and Administration and Chief Financial Officer of Hewlett-Packard Company. Mr. Wayman also serves on the board of directors of Hewlett-Packard Company, CNF, Inc., a logistics and transportation company, and Sybase, Inc., an enterprise client/server software company. Mr. Wayman is also a director of the Private Sector Council and a director of the Cultural Initiative Silicon Valley.

   Lewis O. Wilks. Mr. Wilks has served as a Director of Portal since February 2001. Mr. Wilks has served as Executive Vice President, Internet Business Development and Chief Strategy Officer of Qwest Communications International, Inc., since October 2000. From 1998 to October 2000, Mr. Wilks served as President, Internet and Multimedia Markets of Qwest Communications. From October 1997 to 1998, Mr. Wilks served as President, Business Markets of Qwest Communications. Before joining Qwest Communications, Mr. Wilks served as President of GTE Communications from 1996 to 1997 and as President of the U.S. Operation of GTE Communications from 1995 to 1996. Mr. Wilks also serves on the board of directors of Qwest Cyber.Solutions, an application service provider of IT infrastructure and business systems and Qwest Digital Media, a provider of rich media content via broadband and satellite distribution. Mr. Wilks is chairman of the Special Olympics of Colorado and co-chairman of the Colorado Commission of Science and Technology.

   Edward J. Zander. Mr. Zander has been a Director of Portal since August 1997. Mr. Zander has served as President of Sun Microsystems since April 1999 and as Chief Operating Officer since January 1998. From February 1995 until January 1998, Mr. Zander served as President of Sun Microsystems Computer Company, a subsidiary of Sun Microsystems. From January 1991 to February 1995, Mr. Zander was President of SunSoft, Inc., the software subsidiary of Sun Microsystems. From October 1987 to January 1991, Mr. Zander was Vice President of Marketing at Sun Microsystems.

Board Meetings and Committees

   The Board of Directors held six meetings during the fiscal year ended January 31, 2001. The Board has an Audit Committee, a Compensation Committee and a Stock Committee. The Board has no committee performing the functions of a nominating committee. No incumbent director who was a director during the year ended January 31, 2001 attended fewer than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served.

   The Audit Committee currently consists of directors Arthur Patterson, Robert Wayman and David Peterschmidt. The Audit Committee held nine meetings during the last fiscal year. The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles, its system of internal accounting controls, the charter and projects undertaken by the Company's internal audit function and the adequacy of the Company's financial reports. In connection with these reviews, the Audit Committee meets with appropriate financial personnel of the Company and the organizations responsible for internal audit.

   The Compensation Committee currently consists of directors Arthur Patterson, David Peterschmidt, Edward Zander and Lewis Wilks. The Compensation Committee held three meetings during the last fiscal year. The principal functions of the Compensation Committee are to review and approve the Company's executive compensation policies and programs and, under certain circumstances, to administer the Company's Stock Option and Employee Stock Purchase Plans.

   The Stock Committee, currently consisting of John Little, is authorized to make grants of stock options within authorized limits to employees who are not executive officers of the Company. The Stock Committee acted by unanimous written consents on 11 occassions and held no meetings during the last fiscal year.

Director Compensation

   In fiscal year 2001 non-employee directors received no cash fees in connection with their service on the Board of Directors and its committees.

   Newly elected or appointed non-employee directors are eligible to receive discretionary non-qualified stock option grants shortly after their election or appointment to the Board. Mr. Wayman was granted a stock option for 48,000 shares in each of September and December 2000 with exercise prices of $43.75 and $8.25 respectively. Mr. Wilks received a stock option grant for 48,000 shares with an exercise price of $9.13 in February 2001. Each such option vests in 48 successive equal monthly installments and has a term of 10 years. Each option will, however, immediately vest and become exercisable for all the option shares upon certain changes in control or ownership of the Company. Pursuant to the Automatic Option Grant Program in effect under the Company's 1999 Stock Incentive Plan, on the date of the each Annual Stockholders Meeting, beginning with the 2000 Annual Meeting, each of the continuing non-employee Board members who has served in such capacity for at least 6 months will receive an option grant for 12,000 shares with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date. Each option will have a maximum term of ten (10) years measured from the grant date, subject to the earlier termination upon the optionee's cessation of Board service. The option will be immediately exercisable for all the option shares as fully-vested shares. Pursuant to the Automatic Option Grant Program, Mr. Patterson, Mr. Peterschmidt and Mr. Zander were each granted an option for 12,000 shares with an exercise price of $60.75 per share on the date of the 2000 Annual Meeting.

   The 1999 Stock Incentive Plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. At this time, Portal does not anticipate paying any annual retainer fee or other cash compensation to any non-employee members of the board of directors.

Required Vote

   The nominees for directors receiving the highest number of affirmative votes of the shares of the Company's Common Stock voted at the Annual Meeting shall be elected as the Class II directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum but will have no other effect.

   The Board of Directors recommends that the stockholders vote "FOR" election of Edward Zander and Lewis Wilks as the Class II directors of the Company.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending January 31, 2002 and recommends that the stockholders ratify such selection. In the event of a negative vote, the Board will reconsider its selection. Ernst & Young LLP (or its predecessor) has audited the Company's annual financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2002.

                             EXECUTIVE COMPENSATION

Summary Compensation

   The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the five other most highly compensated (determined based on fiscal year 2001 salary and bonus) current executive officers of the Company (the "named executive officers") for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended January 31, 2001, 2000 and 1999. No executive officer who would otherwise been included in such table on the basis of salary and bonus earned for the 2001 fiscal year resigned or terminated employment during that fiscal year.

                                                                              Long-Term
                                                                             Compensation
                                             Annual Compensation                Awards
                                  ------------------------------------------ ------------
                                                                              Number of
    Name and Principal                                                          Shares
 Position in Fiscal Year   Fiscal                               Other Annual  Underlying
           2001             Year  Salary ($) (1) Bonus ($) (2)  Compensation   Options
 -----------------------   ------ -------------- -------------  ------------ ------------
 John E. Little..........   2001     $260,000      $791,533          --          80,000
  Chairman of the Board,    2000     $260,015      $238,250          --         400,000
  President and Chief       1999     $185,000      $ 40,000          --               0
  Executive Officer
 Jack L. Acosta..........   2001     $230,000      $303,081          --          42,000
  Vice President Finance    2000     $200,636      $122,179          --               0
  and                       1999     $      0      $ 25,000(3)       --       2,160,000
  Chief Financial Officer
 David S. Labuda.........   2001     $220,000      $289,904          --          42,000
  Chief Technology          2000     $203,860      $127,067          --         200,000
  Officer                   1999     $208,000      $ 52,000          --               0
 Kevin P. Mosher.........   2001     $220,000      $289,904          --          42,000
  Vice President, Sales     2000     $200,202      $122,179          --         900,000
                            1999     $140,000      $110,000          --               0
 Michael E. Regan........   2001     $220,000      $289,904          --          42,000
  Vice President,           2000     $170,710      $122,179          --       1,500,000
  Professional Services     1999          --       $ 25,000(3)       --               0
 Steven R. Sommer........   2001     $220,000      $289,904          --          42,000
  Vice President,           2000     $210,570      $130,679          --         240,000
  Marketing                 1999     $180,000      $ 50,000          --               0
  and Business Development

--------
 (1) Salary includes amounts earned in the year indicated but deferred pursuant to the Company's 401(k) savings plan

 (2) Bonuses for each year include amounts earned for such year, even if paid in a subsequent year, and exclude bonuses paid during such year that were earned in a prior year.

 (3) Represents sign-on bonus.

Stock Option Grants in Last Fiscal Year

   The following table contains information concerning the grant of stock options in fiscal year 2001 to the named executive officers and the potential realizable value of such stock options at assumed annual rates of stock appreciation over the terms of such stock options. No stock appreciation rights were granted to the named executive officers during fiscal year 2001.

                                                                   Potential Realizable Value at
                                                                   Assumed Annual Rates of Stock
                                                                   Price Appreciation for Option
                                   Individual Grants (1)                     Term (2)
                         ----------------------------------------- ------------------------------
                         Number of  % of Total Exercise
                           Shares    Options    Price
                         Underlying Granted to   Per
                          Options   Employees   Share   Expiration
     Name                 Granted   in FY 2001   (3)       Date          5%            10%
     ----                ---------- ---------- -------- ---------- -------------- ---------------
John E. Little..........   80,000      0.65%   $38.813   04/24/10  $    1,952,718 $    4,948,570
Jack L. Acosta..........   42,000      0.34%   $38.813   04/24/10  $    1,025,177 $    2,597,999
David S. Labuda.........   42,000      0.34%   $38.813   04/24/10  $    1,025,177 $    2,597,999
Kevin P. Mosher.........   42,000      0.34%   $38.813   04/24/10  $    1,025,177 $    2,597,999
Michael E. Regan........   42,000      0.34%   $38.813   04/24/10  $    1,025,177 $    2,597,999
Steven R. Sommer........   42,000      0.34%   $38.813   04/24/10  $    1,025,177 $    2,597,999

--------
 (1) All options in the table have an exercise price equal to the fair market value on the date of grant and will become exercisable in 48 successive equal monthly installments upon the optionee's completion of each month of service over the 48-month period measured from the grant date (April 24, 2000 for all named executive officers). All of the options have a 10-year term, subject to earlier termination following the optionee's cessation of employment. In the event of an acquisition of the Company by merger or sale of all or substantially all of the assets of the Company, each outstanding option that is not fully exercisable will accelerate and become fully exercisable unless the successor corporation agrees to assume all outstanding options or substitute equivalent options therefor. In addition, the options for all of the named executive officers shall become immediately exercisable in the event that the individual's employment is involuntarily terminated without cause within 12 months following a change in control of the Company.

 (2) The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projections of future Common Stock prices. Based on the specified 5% and 10% assumed rates of appreciation, the approximate market price per share at the end of ten years of options with an exercise price of $38.813 would be approximately $63.22 and $100.67, respectively.

 (3) The exercise price may be paid in cash, in shares of the Company's common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state withholding taxes to which the optionee may become subject in connection with such exercise.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and the number and value of unexercised options held as of the end of the last fiscal year. No stock appreciation rights were exercised by the named executive officers during the last fiscal year, and no stock appreciation rights were held by them at the end of that year.

                                                        Number of Shares
                                                     Underlying Unexercised   Value of Unexercised In-
                                                     Options at Fiscal Year-    the-Money Options at
                                                               End               Fiscal Year-End (2)
                                                    ------------------------- -------------------------
                           Shares      Aggregate
                         Acquired on     Value
  Name                    Exercise    Realized (1)  Exercisable Unexercisable Exercisable Unexercisable
  ----                   ----------- -------------- ----------- ------------- ----------- -------------
John E. Little..........         0   $         0.00   139,996      340,004    $     0.00   $     0.00
Jack L. Acosta..........   550,000   $29,022,012.50   489,874      862,126    $5,623,301   $9,659,945
David S. Labuda.........         0   $         0.00    70,372      171,628    $     0.00   $     0.00
Kevin P. Mosher.........         0   $         0.00   401,618      540,382    $3,149,952   $4,050,048
Michael E. Regan........   450,000   $24,147,517.75   276,623      815,377    $2,149,992   $6,250,008
Steven R. Sommer........         0   $         0.00   112,872      169,128    $  839,984   $1,080,016

--------
 (1) Market value of underlying securities on the date of exercise, minus the exercise price.

 (2) Market value of underlying securities on January 31, 2001 ($13.00 per share), minus the exercise price of in-the-money options.

Compensation Committee Report on Executive Compensation

   Compensation Committee Report. The Compensation Committee of the Board currently consists of three non-employee directors. The Compensation Committee believes that the Company's executive compensation programs should enable the Company to attract and retain strong performers. The Company's compensation programs motivate the senior management team to achieve or exceed key objectives by making individual compensation directly dependent on the Company's achievement of financial goals and by providing significant rewards for exceeding those goals. The Committee believes that strong financial performance, on a sustained basis, is the surest way for the Company to positively affect long-term stockholder return.

   Compensation Program Considerations. The Company takes the following factors into consideration in designing various executive compensation programs:

   (a) Compensation positioning and comparative framework.

   In order to attract and retain the talent that it needs to meet corporate objectives, the Company's executive compensation programs are designed to deliver overall cash compensation and employee benefits competitive with comparable technology companies if corporate objectives are achieved and, if objectives are exceeded, to deliver compensation that is in some cases above the median paid by comparable companies. Bonuses are tied closely to corporate performance, such that actual awards vary considerably according to overall Company performance.

   The Company uses market compensation information obtained through technology company surveys, customized surveys, and consulting arrangements to establish appropriate compensation levels at target, exceptional, or below target performance. In determining fiscal year 2001 compensation, the Company used information obtained in two broad market surveys of primarily publicly-held technology companies, one covering approximately 76 high technology companies and one covering 132 software companies, many of which were located in Northern California. This compensation information is used to evaluate relative market position and to assist in designing programs that reward executives according to both their job function and their actual performance.

   (b) Mix of compensation.

   The Company's executive compensation program has three primary components. All three are intended to attract and retain outstanding executives and focus management on achieving or exceeding Company objectives.

   (i) Base Salary and Basic Benefits. The Committee believes that executive salaries and the basic employee benefit package must be sufficiently competitive to attract and retain key executives. Base pay and annual increases to base pay are determined primarily through an analysis of the individual's salary and total target compensation relative to compensation for similar positions within the Company and at other companies and, to a lesser extent, through a subjective analysis of individual contributions to the Company's success. Base salaries for the executive officers ranged from the 50th percentile to the 75th percentile of the salary levels in effect for similar executive positions with the technology and software companies surveyed for comparative compensation purposes, except for Mr. Little, whose base salary was in the 25th percentile. Executive officers are eligible for participation in the standard health plans and 401(k) savings plan offered by the Company to its employees generally and, except for Mr. Little and Mr. Labuda, in the Employee Stock Purchase Plan.

   (ii) Annual, Quarterly and Special Bonuses. The Committee believes that one of the key differentiators of executive compensation should be the variable portion provided by short-term cash incentive plans. The Company's executive bonus plans are designed such that if the Company performs significantly above its stated objectives, bonus awards may be significantly above the award target. If the Company performs below its stated objectives, awards may be significantly reduced, and may be eliminated altogether if performance is below defined thresholds. The Committee established a target incentive bonus amount for each executive in fiscal year 2001. This target amount was 100% of base salary for Mr. Little, 50% for Mr. Acosta, Mr. Labuda, Mr. Mosher, Mr. Regan, Mr. Sommer and Ms. Surtees and 40% for Mr. Gaynor. The target fiscal year 2001 executive bonuses (other than for Mr. Gaynor) were based 20% upon the achievement of individual objectives, 40% based on bookings, 20% on revenue and 20% based on operating income. Mr. Gaynor's target incentive for fiscal year 2001 was based 25% based on bookings, 12.5% on revenue, 12.5% on operating income and 50% on achievement of individual objectives. Corporate performance was measured against the targets established by the Board of Directors. Performance below a specified percentage of a target would have resulted in no payment with respect to that incentive component. The minimum thresholds in fiscal year 2001 were 90% for each of the bookings target and the revenue target. Performance at the minimum threshold for a target would result in payment of 50% of the target amount for that component. Performance over target would result in payment in excess of 100% of the target based on the percentage of overachievement for that applicable component. Under the fiscal year 2001 incentive structure, Messrs. Little, Acosta, Labuda, Mosher, Regan and Sommer received incentive bonuses of $791,533, $303,081, $289,904, $289,904, $289,904, and $289,904, respectively.

   In addition, the Compensation Committee may approve discretionary executive awards proposed by the President or a member of the Compensation Committee. Such discretionary awards are based on a subjective evaluation of an executive officer's contribution to the Company's success and are not based on predetermined measures of corporate performance or achievement of specified corporate objectives. None of the persons serving as executive officers in fiscal year 2001 received any discretionary bonus in fiscal year 2001.

   (iii) Long-term Incentives. These are provided through initial stock option grants at date of hire and periodic additional stock option grants. Executives realize gains only if the stock price increases over the exercise price of their options and they exercise their options. Stock options generally vest over a four-year period and the Committee believes they are instrumental in focusing executives on sustaining strong financial performance over a number of years. The initial option grant is designed to be competitive with those of comparable technology companies for the level of responsibility and position the executive holds, and to motivate the executive to make the kinds of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within a competitive range for the level of responsibility and position are granted to reflect the executive's ongoing contributions to the Company's success, to create an incentive to remain with the Company, and to provide a long-term incentive to achieve or exceed the Company's financial goals. Such options are generally granted once a year. In determining the amount of such periodic additional grants, if any, for an individual, the Committee considers the amount of options previously granted, the amount of options outstanding, the vesting schedule of the outstanding options, the aggregate amount of the outstanding options and new awards, and the relative quantities of options offered by other companies for comparable positions. During fiscal year 2001, Messrs. Little, Labuda, Mosher, Regan and Sommer, received additional option grants to purchase 80,000, 42,000, 42,000, 42,000, and 42,000 shares, respectively. Special additional stock options are granted from time to time to executive officers in connection with promotions or changes in responsibilities. No such special option grants were made to the executive officers during the 2001 fiscal year.

   (c) Other compensation considerations.

   Because the Company believes that Company-provided benefits programs in general should be similar for all employees, perquisites are not ordinarily used to compensate its executives. In fiscal year 2001, no executive perquisites were included in the Company's compensation programs for named executive officers.

   Fiscal Year 2001 Compensation for the Chief Executive Officer. The total compensation of the Chief Executive Officer was designed to compensate him at market levels when financial performance targets are significantly exceeded. The target incentive portion of Mr. Little's compensation was equal to his base compensation and was dependent 50% on the Company's achievement of bookings targets, 25% on achievement of revenue targets and 25% on achievement of operating profit target specified by the board of directors. As a result of the Company exceeding the financial performance targets, Mr. Little received a total of $791,533 in incentive payments for fiscal year 2001. Mr. Little was also granted an option to purchase 80,000 shares of Common Stock with an exercise price equal to the market price of the shares on the grant date. The grant is designed to provide him with a significant incentive to remain in the Company's employ and to contribute to the creation of stockholdervalue in the form of stock price appreciation, because the grant will not have any value unless he remains with the Company during the vesting period and the market price of the Company's common stock appreciates over the market price in effect at the time the grant was made to him.

   The Compensation Committee held three meetings in fiscal year 2001. At several of the meetings, the Chief Executive Officer made recommendations to the Compensation Committee with respect to compensation for executive officers other than himself. Although present at the meetings, the Chief Executive Officer did not participate in the deliberations concerning his compensation and awards.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers, to the extent such compensation is not deemed to be performance-based pursuant to certain milestones established under a stockholder-approved plan. The non-performance based compensation paid to the Company's executive officers, other than the Chief Executive Officer, for fiscal year 2001 did not exceed the $1 million limit per officer. However, the compensation paid to the Chief Executive Officer for the 2001 fiscal year exceeded the limit by approximately $52,000. The excess was attributable to the performance bonus which the Chief Executive Officer earned by reason of the Company's success in exceeding the performance milestones set by the Compensation Committee under the 2001 incentive bonus plans. Those plans were not previously submitted to stockholder approval, and all compensation paid under those plans was accordingly subject to the $1 million limitation. The Compensation Committee has decided not to submit the fiscal year 2002 incentive bonus plans to stockholder approval at the 2001 Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee does not expect the total cash compensation to be paid to any of the Company's executive officers for the 2002 fiscal year to exceed the $1 million limit. However, the Compensation Committee believes that in establishing the incentive compensation programs for the Company's executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate under certain circumstances to authorize a total cash compensation package in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code in order to provide the requisite incentives to attract and retain the executive officers essential to the Company's financial success. The Company's 1999 Stock Incentive Plan has been structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation and will therefore not be subject to the $1 million limitation.

Report Submitted by:

   Arthur C. Patterson
   David C. Peterschmidt
   Lewis O. Wilks (member since March 30, 2001)
   Edward J. Zander

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee is composed of Messrs. Patterson, Peterschmidt, Wilks and Zander. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensations committed of any other company.

Employment Agreements and Certain Transactions

   Under a letter agreement dated December 24, 1998, if Mr. Jack L. Acosta, Portal's Chief Financial Officer, Vice President, Finance and Secretary, is terminated by Portal or its successor for any reason other than for cause, Mr. Acosta will receive one year of severance pay based on his base salary for that year.

   In connection with an acquisition of Portal by merger or asset sale, Portal's repurchase right with respect to the unvested shares of common stock acquired by Mr. Mosher pursuant to the exercise of stock options issued under the Company's predecessor 1995 Stock Option/Stock Issuance Plan will automatically lapse and the shares will vest in full, unless the repurchase right is assigned to the successor entity. If Mr. Regan is terminated, or his role is materially diminished, within 12 months after a change in control or acquisition of Portal, all of his unvested options will vest in full. If Mr. Acosta is terminated, or his role is materially diminished, within 18 months after a change in control or acquisition of Portal, all of his unvested options will vest in full. In addition, Mr. Sommer, Portal's Vice President, Marketing and Business Development, will vest in the lesser of (i) twenty-five percent of the shares purchased or purchasable under his options or (ii) fifty percent of his unvested shares upon a merger or asset sale.

   Subsequent to the signing of the foregoing agreements, Portal entered into a form of change in control agreement with each of the following executive officers: Messrs. Aronson, Gaynor, Labuda, Little, Mosher, Regan and Sommer and Ms. Surtees. Each agreement provides for severance payments to each officer totaling three times that officer's annual base salary and target bonus compensation and for accelerated vesting of all of such officer's then unvested options in the event that the officer is terminated without cause (or a material reduction in responsibilities or compensation) within 12 months following a change in control of Portal.

   In addition, the Compensation Committee as plan administrator of the 1999 Stock Incentive Plan has the authority to grant options and to structure repurchase rights under that plan so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in control of Portal, whether by merger, asset sale, successful tender offer for more than fifty percent of the outstanding voting stock or by a change in the majority of the board by reason of one or more contested elections for board membership, with this vesting to occur either at the time of this change in control or upon the subsequent involuntary termination of the individual's service within a designated period, not to exceed 18 months, following a change in control.

   Finally, on May 10, 2001, Portal acquired BayGate, Inc. for an amount equal to $4,600,000 of which $2,500,000 is subject to achievement of certain revenue objectives. Mr. Labuda owned 100,000 shares of preferred stock of BayGate which he had purchased for $100,000 and for which Mr. Labuda received $67,640 upon the closing date of the acquisition, with a potential to receive $47,989 subject to achievement of certain revenue objectives.

Audit Committee Report

   The Audit Committee of Portal is comprised of three independent directors and operates under a written charter adopted by the Audit Committee on March 17, 2000 and approved by the Board of Directors, which is set forth as Appendix
A. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor these processes. In addition, the Audit Committee recommends to the Board the appointment of the Company's independent auditors.

   The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditor, the overall scope and plan for their independent audit. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with Ernst & Young LLP other matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended by SAS 90 Audit Committee Communications.

   Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP the firm's independence. In addition, the Audit Committee considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with Ernst & Young LLP's independence.

   Based on the Audit Committee's discussion with management and Ernst & Young LLP and the Audit Committee's review of the representations of Management and the report of Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on form 10-K for the fiscal year ended January 31, 2001. The foregoing report is provided by the following independent directors who constitute the Audit Committee.

  Robert Wayman (Chairman)
  Arthur Patterson
  David Peterschmidt

 Independent Auditors Fees

   In addition to retaining Ernst & Young LLP, the Company's independent auditors, to audit the consolidated financial statements for fiscal year 2001, the Company and its subsidiaries retained Ernst & Young LLP, to provide other services and expect to continue to do so in future. The aggregate fees incurred for professional services by Ernst & Young LLP relating to fiscal year 2001 for these services was:

   Audit Fees: $400,000 for services rendered relating to the annual audit of the Company's consolidated financial statements for fiscal year 2001 and the quarterly reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q filed during fiscal year 2001.

   Financial Information Systems Design and Implementation Fees: There were no services rendered relating to financial information systems design and implementation during fiscal year 2001.

   All Other Fees: $354,000 for all other services rendered during fiscal year 2001. Total other fees relate to audit related services, which typically include fees for accounting consultations, SEC Registration Statements, and statutorily required audits in certain locations outside the U.S. where the Company has operations, as well as for tax compliance and consulting services.

   The information contained in the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and the Stock Performance Graph shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Performance Graph

   The following graph and table compare the cumulative total return on a $100 investment in the Company with the cumulative total return on a $100 investment (assuming reinvestment of dividends, if any) in the NASDAQ Stock Market (U.S.) and the JP Morgan H&Q Internet 100 Index for the period commencing on May 5 1999 (the effective date of the registration statement for Portal's initial public offering that commenced on May 6, 1999) through January 31, 2001:

                              [PERFORMANCE GRAPH]

* $100 INVESTED ON 5/5/99 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF
 DIVIDENDS.

                                                      5/5/99 1/31/2000 1/31/2001
                                                      ------ --------- ---------
     Portal..........................................  $100   $708.93   $185.71
     JP Morgan H&Q Internet 100 Index................  $100   $178.51   $ 82.09
     NASDAQ Stock Market (U.S.)......................  $100   $155.18   $108.70

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, the Company believes that, for the reporting period from February 1, 2000 to January 31, 2001, all required Section 16(a) filings were made on a timely basis, except that one sale of stock by Mr. Zander, two sales of stock by trusts for children of Mr. Sommer and one charitable gift by Mr. Little were reported on Forms 4 that were filed after the deadline for the applicable filing.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the appointees named in the enclosed proxy card to vote in accordance with their best judgment on such matters. Under the Company's bylaws, in order for a matter (including nominations for election) to be deemed properly brought before the Annual Meeting by a stockholder, notice must be delivered to, or mailed and received by, the Secretary of the Company, not less than 120 days prior to the Annual Meeting. The stockholder's notice to the secretary must set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. A stockholder nomination for election to the Board of Directors must contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

  (i) the name, age, residence, address, and business address of each proposed nominee and of each such person;

  (ii) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

  (iii) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

  (iv) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

   The presiding officer of the meeting may refuse to acknowledge any matter or nomination not made in compliance with the foregoing procedure.

Annual Report

   A copy of the Annual Report on Form 10-K of the Company for the 2001 fiscal year has been mailed (or, if applicable, provided electronically) concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

   The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on April 23, 2001. Stockholders may obtain a copy of this report, without charge, by writing to General Counsel and Secretary of the Company at 10200 South De Anza Boulevard, Cupertino, California 95014.

                                          THE BOARD OF DIRECTORS

                                          Dated: June 1, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

Purpose

   The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which Management and the Board of Directors have established and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, Management, internal audit firm and the independent accountants.

Organization

  -- The Audit Committee shall be appointed annually by the Board of Directors.

  -- The Audit Committee shall consist at least two members and shall on and after June 1, 2001, consist of not less than three members.

  -- Only independent directors may be members of the Audit Committee. An independent director is a direct who meets the independence and experience requirements of the NASDAQ Stock Market, Inc.

  -- At least one member of the Committee shall have a background in financial reporting, accounting or auditing (however, the lack of any such member shall not invalidate or otherwise affect the actions taken by the Committee).

  -- The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and Management to provide the Committee with a written agenda.

   In meeting its responsibilities, the Committee shall:

General

  -- Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of Management and relevant information. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation.

  -- Meet four times per year or more frequently as circumstances require.

  -- Report Committee actions to the Board of Directors with recommendations, as the Committee may deem appropriate.

  -- Review annually and update the Committee's formal charter.

  -- Meet at least annually with the independent accountants, internal audit firm and Management in separate sessions to discuss any matters that the Committee believes should be discussed privately with the Audit Committee.

  -- Provide for inclusion in the Company's proxy statement or other SEC filings of any report from the audit committee required by applicable laws and regulations and stating among other things whether the audit committee has:

    -- Reviewed and discussed the audited financial statements with management

    -- Discussed with the independent auditors the matters required to be discussed by SAS 61.

    -- Received disclosures from the auditors regarding the auditor's independence as required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence.

    -- Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

Internal Controls and Risk Assessment

  -- Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps Management has taken to monitor and control such risks to the Company.

  -- Consider and review with Management, internal audit firm and the independent accountants:

    -- The effectiveness of or weaknesses in the Company's internal controls including the status and adequacy of information systems and security.

    -- Any related significant findings and recommendations of the independent accountants and internal audit firm together with Management's responses including the timetable for implementation of recommendations to correct weaknesses in the internal controls.

  -- Discuss with Management, internal audit firm and the Company's independent public accountants the status and adequacy of Management information systems including the significant risks and major controls over such risks.

Financial Reporting

  -- Review with Management and the independent accountants the Company's quarterly financial statements prior to the filing of its Form 10Q.

  -- Advise management based upon its review and discussion whether anything has come to the audit committee's attention that causes it to believe that the audited financial statements included in the company's Form 10-K contain an untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the discussions under which they were made, not misleading

  -- Review with Management and the independent accountants at the completion of the annual examination:

    -- The Company's annual financial statements and related footnotes.

    -- The independent accountant's audit of the financial statements and their report

    -- Any significant changes required in the independent accountant's audit plan.

    -- Any difficulties or disputes with Management encountered during the audit.

    -- The Company's accounting principles.

    -- Other matters related to conduct, which should be communicated to the Committee under generally accepted auditing standards.

External Auditor

  -- Recommend to the Board of Directors the independent accountants to be nominated, approve compensation of the independent accountants and review and approve the discharge of the independent accountants.

  -- Review the scope and approach of the annual audit with independent accountants

  -- Assess the external auditor's process for identifying and responding to key audit and internal control risks.

  -- Receive periodic information from the independent accountant regarding the independence of the independent accountants, discuss such information with the independent accountant, and, if so determined by the Audit Committee, recommend that the Board take appropriate actions to satisfy itself of the independent accountant's independence.

  -- Instruct the independent accountants to communicate directly to the Audit Committee any serious difficulties or disputes with Management and that the independent accountant is ultimately responsible to the Board of Directors and Audit Committee of the Company.

Internal Audit Firm

  -- Evaluate the internal audit process for establishing the annual internal audit plan and the focus on risk.

  -- Evaluate the audit scope and role of the internal audit firm

  -- Consider and review with Management:

    -- Significant findings and Management's response including the timetable for implementation to correct weaknesses.

    -- Any difficulties encountered in the course of their audit such as, restrictions on the scope of their work or access to information.

    -- Any changes required in the planned scope of their audit plan.

    -- The internal audit budget

    -- Review and concur in the appointment, replacement or dismissal of the internal audit firm.

Compliance with Laws and Regulations

  -- Ascertain whether the Company has an effective process for determining risks and exposure from asserted and unasserted litigation and claims from noncompliance with laws and regulations.

  -- Review with the Company's general counsel and others any legal, tax, regulatory matters that may have a material impact on Company operations and the financial statements.

Compliance with Codes of Ethical Conduct

  -- Review and monitor, as appropriate with the independent accountants the administration of and compliance with, the Company's code of conduct and the Foreign Corrupt Practices Act.

   While the Audit Committee has the responsibilities and the powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assume compliance with laws and regulations and the Company's code of conduct.

                               Map to the meeting

                          [HILTON GARDEN INN AREA MAP]

                                                                SKU # 1846-PS-01

                                 FORM OF PROXY

                                     PROXY
                             PORTAL SOFTWARE, INC.
                 PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of PORTAL SOFTWARE, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated as of June 1, 2001, and hereby designates Equiserve as Inspector of Elections and appoints John E. Little and Mitchell L. Gaynor, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of PORTAL SOFTWARE, INC. to be held on July 18, 2001 at 10:00 a.m. local time, at The Hilton Garden Inn Cupertino, 10741 North Wolfe Road, Cupertino, CA 95014, and at any adjournment or adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.



                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                    /   SEE REVERSE   /
                                                        /   SIDE        /
                                                        ----------------

THE BOARD OF DIRECTORS
RECOMMENDS VOTING

FOR PROPOSAL 1
FOR PROPOSAL 2

/X/  Please mark
---
     votes as in
     this example

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE APPROVAL OF PROPOSAL 2 SET FORTH BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. Election of two Class II Directors
Nominees:  Edward J. Zander and Lewis O. Wilks

          FOR       WITHHELD ALL NOMINEES
          [____]    [___]

          WITHHELD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NAME OF NOMINEE BELOW:
          [___]

          Nominee:______________________

                                    MARK HERE FOR         [  ]
                                    ADDRESS CHANGE
                                    AND NOTE BELOW


2. Proposal to ratify the appointment of Ernst &       For   Against  Abstain
   Young LLP as independent accountants for the        [  ]  [  ]     [  ]
   Company for fiscal year 2002.

3. In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

(This proxy should be marked, dated, signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature:____________ Date:____________ Signature:____________ Date:______